CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 28, 2024, relating to the financial statements and financial highlights of Emerald Growth Fund and Emerald Banking and Finance Evolution Fund (formerly known as Emerald Finance and Banking Innovation Fund), each a series of Financial Investors Trust, which are included in Form N-CSR for the year ended April 30, 2024, and to the references to our firm under the headings “Common Questions and Answers about the Proposed Reorganization”, “Service Providers”, “Independent Registered Public Accounting Firm”, and “Appendix D – Financial Highlights” in the Proxy Statement/Prospectus and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements”, in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 30, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 28, 2024, relating to the financial statements and financial highlights of F/m Emerald Special Situations ETF (formerly known as Emerald Insights Fund), a series of Financial Investors Trust, which are included in Form N-CSR for the year ended April 30, 2024, and to the references to our firm under the headings “Common Questions and Answers about the Proposed Reorganization”, “Service Providers”, and “Appendix B – Financial Highlights” in the Proxy Statement/Prospectus and “General Information” and ”Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 30, 2025